Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Miguel Fernandez, the president and chief executive officer of Tupperware Brands Corporation, certify that, to the best of my knowledge, (i) the Annual Report on Form 10-K for the year ended December 25, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tupperware Brands Corporation.

Date:	February 23, 2022	/s/ Miguel Fernandez
Miguel Fernandez
President & Chief Executive Officer